UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On March 31, 2008, Multi-Fineline Electronix, Inc. and Norddeutsche Landesbank Girozentrale, New York Branch (“Nord”), mutually agreed to terminate the company’s Uncommitted Revolving Credit Facility Agreement dated July 14, 2005 (the “Credit Agreement”), between the company and Nord. The Credit Agreement had provided an uncommitted credit facility for the company in the maximum aggregate principal amount of Fifteen Million dollars ($15,000,000). There were no existing or planned borrowings under the Credit Agreement and the company does not believe that the termination of the Credit Facility will have any material impact on its business, financial condition or liquidity. The company will continue to review its global financing needs to determine what additional credit facilities, if any, are appropriate, and will obtain such additional credit facilities when needed, if at all.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements which may be preceded by the words “believe,” “will,” or similar words. Specifically, statements regarding the impact of the termination of the Credit Agreement on the company’s operations and the company’s ability to obtain financing in the future are forward looking statements. Such statements are based upon current expectations and involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of several factors, including the risks described in detail in the company’s SEC reports, including its Quarterly Report on Form 10-Q for the period ended December 31, 2007. These forward-looking statements are made only as of the date of this Current Report on Form 8-K, and the company disclaims any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2008	Multi-Fineline Electronix, Inc.,
a Delaware corporation

	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer